EXHIBIT10.22

STOCK OPTION AGREEMENT NUMBER	NUMBER OF STOCK OPTIONS GRANTED

THIS NON-QUALIFIED STOCK OPTION AGREEMENT, dated                      (“Effective Date”), is made by and between PETCO Animal Supplies, Inc., a Delaware corporation (the “Company)” and                      (the “Optionee”):

WHEREAS, the Company has established the 2002 Stock Incentive Award Plan of PETCO Animal Supplies, Inc. (as amended or restated from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Company wishes to grant the Optionee the opportunity to purchase                      shares of its $0.001 par value Common Stock (the “Option Shares”) at a purchase price of                      per share (the “Purchase Price”), subject to the terms of this Agreement (the “Option”); and

WHEREAS, the Administrator has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to the Optionee in consideration of services to the Company and/or its Subsidiaries;

WHEREAS, this Option is NOT intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree to all of the terms and conditions set forth on the reverse side hereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PETCO Animal Supplies, Inc.	I hereby acknowledge receipt of the foregoing Non-Qualified Stock Option on the Grant Date and agree to all of the terms and conditions set forth in this Agreement:

Optionee:
(Signature)
By:
Title:	Optionee ID:

THIS CERTIFICATE REPRESENTS A STOCK OPTION AGREEMENT AND NOT AN ACTUAL SHARE OF STOCK

ARTICLE I – DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

1.1 Retirement. “Retirement” shall mean a Termination of Employment other than a discharge for good cause (as determined by the Administrator) if the sum of (i) Optionee’s age as of the date of termination plus (ii) the number of full years of Optionee’s service with the Company as of the date of termination, is equal to or greater than seventy (70); provided, however, that Optionee’s Retirement shall not be deemed to have occurred unless Optionee has at least five (5) full years of service with the Company.

ARTICLE II – GRANT OF OPTION

2.1 Grant of Option. In consideration of the Optionee’s agreement to provide services to the Company or its Subsidiaries, and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option to purchase any part or all of the aggregate number of shares of its $0.001 par value Common Stock set forth above upon the terms and conditions set forth in this Agreement.

2.2 Purchase Price. The purchase price of the shares of stock covered by the Option shall be the price set forth above, without commission or other charge.

2.3 Consideration to Company. In consideration of the grant of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

2.4 Adjustments in Option. The Administrator shall make adjustments with respect to the Option in accordance with the provisions of Section 11.3 of the Plan.

ARTICLE III – PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to subsections (b) and (c), the Option shall become 100% vested and fully exercisable on the third anniversary hereof.

(b) No portion of the Option which is unvested or unexercisable at Termination of Employment shall thereafter become vested or exercisable.

(c) Notwithstanding subsection (b), if the Optionee incurs a Termination of Employment as a result of the Optionee’s Retirement and such Termination of Employment occurs prior to the date the Option becomes vested and fully exercisable in accordance with Section 3.1(a), the Option shall become fully vested as of the date of such Termination of Employment, but shall not be exercisable until the third anniversary of the Effective Date.

3.2 Duration of Exercisability. The Option shall remain exercisable as provided in Section 3.1 until it becomes unexercisable under Section 3.3.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Option was granted; or

(b) Subject to subsection (c), the expiration of three (3) months from the date of the Optionee’s Termination of Employment unless such Termination of Employment results from his death or his disability (within the meaning of Section 22(e)(3) of the Code), provided that if the Optionee dies within said three (3) month period, the period shall be extended to end twelve (12) months from the date of Optionee’s death;

(c) To the extent the Optionee incurs a Termination of Employment as a result of the Optionee’s Retirement as set forth in Section 3.1(c), the last to occur of the following: (1) if the Optionee dies prior to the third anniversary of the Effective Date, the expiration of twelve (12) months from the date of Optionee’s death, (2) three (3) months from the date the Option becomes exercisable pursuant to Section 3.1(c), or (3) if the Optionee dies within said three (3) month period, the expiration of twelve (12) months from the date of Optionee’s death; or

(d) The expiration of twelve (12) months from the date of the Optionee’s Termination of Employment by reason of his disability (within the meaning of Section 22(e)(3) of the Code) or death, provided that if the Optionee dies within said twelve (12) month period, the period shall be extended to end twelve (12) months from the date of Optionee’s death.

ARTICLE IV – EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 5.1, during the lifetime of the Optionee, only he may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for whole shares only.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

(b) Full cash payment to the Secretary of the Company for the shares with respect to which such Option or portion is exercised; or

(i) With the consent of the Administrator, a notice that the Optionee has placed a market sell order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

(ii) With the consent of the Administrator, any other consideration permitted under the Plan; and

(c) A bona fide written representation and agreement, in a form satisfactory to the Administrator, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

(d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Administrator in the form of, (i) shares of the Company’s Common Stock owned by the Optionee, duly endorsed for transfer, with a Fair Market Value on the date of delivery equal to the sums required to be withheld, or (ii) shares of the Company’s Common Stock issuable to the Optionee upon exercise of the Option with a Fair Market Value on the date of exercise of the Option or any portion thereof equal to the sums required to be withheld, may be used to make all or part of such payment; provided that the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Option (or which may be repurchased from the Optionee of such Option within six months after such shares of Common Stock were acquired by the Optionee from the Company) in order to satisfy the Optionee’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income; and

(e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

By signing this Agreement, the Optionee agrees not to sell any shares of the Company’s Common Stock issued upon exercise of the Option at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as the Optionee is an employee, consultant or director of the Company or a Subsidiary.

4.4 Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V – OTHER PROVISIONS

5.1 Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Notwithstanding the foregoing the Option may be transferred by the Optionee, in writing and with prior written notice to the Administrator, by gift, without the receipt of any consideration, to a member of the Optionee’s immediate family, as defined in Rule 16a-1 under the Exchange Act, or to a trust for the exclusive benefit of, or any other entity owned solely by, such members, provided that the Option shall continue to be subject to all of the terms and conditions as applicable to the original Optionee, and the transferee shall execute any and all such documents requested by the Administrator in connection with the transfer, including, without limitation, to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5.2 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address set forth in the records of the Company. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.2. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service; provided, however, that any notice to be given by the Optionee relating to the exercise of the Option or any portion thereof shall be deemed duly given upon receipt by the Secretary or his office.

5.3 Miscellaneous. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof. This Agreement and the Plan may be amended without the consent of the Optionee, provided that such amendment would not impair any rights of the Optionee under this Agreement. No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. The Option and any payments with respect thereto shall not constitute “compensation” for purposes of any pension, welfare or other benefit plan or policy of the Company unless provided for therein. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as otherwise provided herein, the Company’s rights and obligations hereunder may be assigned to any Company Subsidiary or to any successor pursuant to a merger, consolidation or similar event. Subject to the foregoing, this Agreement and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon, the successors and assigns of the parties.